Exhibit 21.1






                             LIST OF SUBSIDIARIES
                             --------------------

      Set forth below is a list of all subsidiaries of the Company as of December 31, 1997 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

                                                 STATE OF
     NAME OF SUBSIDIARY                        INCORPORATION
     ------------------                        -------------

Broan Limited                                     Ontario
   Venmar Ventilation inc.                        Quebec
        Conservation Energy Systems, Inc.         Quebec
Broan Mfg. Co., Inc.                              Wisconsin
   Aubrey Manufacturing, Inc.                     Delaware
Jensen Industries, Inc.                           Delaware
Linear Corporation                                California
   Linear H.K. Manufacturing Limited              Hong Kong
   We Monitor America Incorporated                Colorado
   Moore-O-Matic, Inc.                            Wisconsin
   Ivon Inernational, Inc.                        California
M & S Systems LP, Inc.                            Delaware
Nordyne Inc.                                      Delaware
   Commercial Environmental Systems
   Group, Inc.                                    Delaware
       Mammoth, Inc.                              Delaware
       Governair Corporation                      Oklahoma
       Temtrol, Inc.                              Oklahoma
Nortek (UK) Limited                               United Kingdom
   Best S.p.A.                                    Italy
       Best Deutschland GmbH                      Germany
   Elektromec S.p.A.                              Italy
Ply Gem Industries, Inc.                          Delaware
   Allied Plywood Corporation                     Delaware
   Currier Lumber Co., Inc.                       Michigan
          Continental Wood Preservers, Inc.       Michigan
   Goldenberg Group, Inc.                         California
   Great Lakes Window, Inc.                       Ohio
   Hoover Treated Wood Products                   Delaware
   Richwood Building Products, Inc.               Delaware
   Sagebrush Sales, Inc.                          New Mexico
   SNE Enterprises, Inc.                          Delaware
   Variform, Inc.                                 Missouri
Rangaire LP, Inc.                                 Delaware
Universal-Rundle Corporation                      Delaware